Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (“Agreement”), dated as of April 2, 2026, is entered into by and between Black Titan Corporation, as successor to Titan Pharmaceuticals, Inc. (the “Company”) and David Lazar (“Lazar,” together with the Company, the “Parties” and, each, a “Party”).

WHEREAS, the Parties entered into a certain Settlement Agreement and General Mutual Release dated April 2 (without a year) (the “Prior Settlement Agreement”);

WHEREAS, a dispute has arisen between the Parties regarding Lazar’s entitlement to the Special Bonus referenced in Section 1.b of the Prior Settlement Agreement (the “Special Bonus”); and

WHEREAS, the Parties have agreed to resolve their dispute regarding the Special Bonus pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and obligations herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Incorporation of Whereas Clauses. Each of the above “Whereas” clauses is incorporated herein and made a part of this Agreement.

2. Escrow Arrangement. Lazar’s attorneys Gulko Schwed LLP (“Gulko”) shall hold in escrow Lazar’s executed signature page to this Agreement (“Lazar’s Signature Page”) pending Lazar’s receipt of the Settlement Payment (defined in Section 3 below). Upon receipt of Lazar’s Signature Page, Gulko shall promptly notify the Company’s attorney Mark J. Goldberg in writing at mgoldberg@loeb.com that they have received Lazar’s Signature Page (“Notification of Receipt”). Promptly following Lazar’s receipt of the Settlement Payment and Black Titan’s executed copy of the Agreement, Gulko shall send a copy of Lazar’s Signature Page to Mr. Goldberg at the above email address.

3. Payment. Following Notification of Receipt, the Company shall make a lump sum cash payment to Lazar in the amount of $800,000 (the “Settlement Payment”). The Settlement Payment shall be paid by wire transfer or ACH deposit pursuant to instructions provided by Lazar. Provided that such instructions and the Notification of Receipt are received by Mr. Goldberg at least two business days prior to April 7, 2026, the Settlement Payment shall be made by April 7, 2026. If such instructions and the Notification of Receipt are received by Mr. Goldberg after two business days prior to April 7, 2026, then the Settlement Payment shall be made within two business days after such instructions and the Notification of Receipt are received by Mr. Goldberg.

4. No Other Payments. Lazar represents, warrants, and acknowledges that the Company owes him no amounts under the Prior Settlement Agreement or the Parties’ Employment Agreement dated December 14, 2022 (the “Employment Agreement”), wages, commissions, bonuses, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

5. General Release.

5.1 From Lazar. For good and valuable consideration, including without limitation the Settlement Payment, Lazar, for and on behalf of Lazar and Lazar’s former and current heirs, executors, administrators, agents, representatives, attorneys, family members, decedents, dependents, affiliates, successors and assigns (the “Lazar Release Parties”), hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the Company and its former and current parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of their current and former agents, employees, officers, directors, shareholders, members, partners, trustees, heirs, joint venturers, attorneys, representatives, owners and servants, (collectively, the “Company Release Parties”) from any and all claims, costs or expenses of any kind or nature whatsoever (collectively, “Claims”), whether known or unknown, foreseen or unforeseen, that Lazar ever had, now has or may have based upon any matter, cause, fact or thing occurring from the beginning of time up to and including the date Lazar executes this Agreement, including, without limitation, all Claims concerning or arising out of the Employment Agreement, the Prior Settlement Agreement, Lazar’s employment with the Company, any events that may have occurred during the course of Lazar’s employment, or the termination of Lazar’s employment, or any other matters or Claims of any kind or nature. Notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release (i) any claim or right to indemnification and/or contribution Lazar may have pursuant to applicable law, the Company’s governance instruments or otherwise for acts committed during the scope of Lazar’s employment with the Company; (ii) coverage, if any, under any Company liability insurance policy; (iii) any claim or right under state unemployment and workers’ compensation statutes; (iv) any right Lazar may have to a vested benefit under any retirement or welfare plan of the Company; (v) any other claim or right that may not be released by private agreement; and (vi) any claim arising from obligations of the Company to Lazar that are expressly set forth in this Agreement. Lazar represents and warrants that he has not filed any Claim against any of the Company Release Parties. Lazar hereby promises never to file a lawsuit asserting any Claims that he has released in this Section.

5.2 From the Company. For good and valuable consideration, the Company for and on behalf of itself and the other Company Release Parties hereby voluntarily, knowingly and willingly releases, acquits and forever discharges Lazar and the other Lazar Release Parties from any and all Claims, whether known or unknown, foreseen or unforeseen, that the Company Release Parties ever had, now has or may have based upon any matter, cause, fact or thing occurring from the beginning of time up to and including the date of this Agreement, including, without limitation, all Claims concerning or arising out of the Employment Agreement, the Prior Settlement Agreement, Lazar’s employment with the Company, any events that may have occurred during the course of Lazar’s employment, or the termination of Lazar’s employment, or any other matters or Claims of any kind or nature. Notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release any claim arising from obligations that are expressly set forth in this Agreement. The Company represents and warrants that it has not filed any Claim against any of the Lazar Release Parties. The Company hereby promises never to file a lawsuit asserting any Claims that it has released in this Section.

6. Miscellaneous. This Agreement sets forth the entire agreement between Lazar and the Company regarding the subject matter hereof and fully supersedes any and all prior agreements or understanding between Lazar and the Company regarding such subject matter. Except as modified by this Agreement, the Prior Settlement Agreement shall remain in full force and effect. Notwithstanding any other provision hereof, any post-employment restrictive covenants and other obligations contained in any other agreement between the Parties, including, without limitation, in the Employment Agreement and the Prior Settlement Agreement, shall remain in full force and effect. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing executed by the Parties. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. Nothing contained in this Agreement, nor the fact that the Parties sign this Agreement, shall be considered as an admission of any type by either Party. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic and electronically created copies of this Agreement and such signed counterparts may be used in lieu of the originals for any purpose. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-law principles. Any dispute concerning or arising out of this Agreement shall be litigated exclusively, without a jury, in an appropriate state or federal court in New York County, New York.

7. Review and Execution. To accept this Agreement, Lazar must sign below where indicated and deliver this Agreement to Mr. Goldberg (at mgoldberg@loeb.com) on or before April 7, 2026; otherwise, it will be automatically revoked. Lazar acknowledges and agrees that he has consulted an attorney regarding the terms and conditions of this Agreement before executing it and is executing this Agreement voluntarily, knowingly and willingly and without duress.

[The remainder of this page is intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

David Lazar

BLACK TITAN CORPORATION

By:
Name:
Title:

For purposes of Section 2 above only:

Gulko Schwed LLP

By:
Samuel Kadosh, Esq.

[Signature page to Settlement and Release Agreement]

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